UNITED STATES OF AMERICA
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Vista Outdoor Inc.
(Name of Registrant as Specified In Its Charter)
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VISTA OUTDOOR INC.
262 North University Drive
Farmington, UT 84025

SUPPLEMENT TO THE PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 1, 2017

July 14, 2017

Dear Stockholder:

On June 16, 2017, Vista Outdoor Inc. (“we” or the “Company”) filed and made available to stockholders a proxy statement describing the matters to be voted upon at the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on August 1, 2017. This Supplement, which describes recent changes in the proposed nominees for election to the Board of Directors of the Company (the “Board”), updates the proxy statement and should be read in conjunction with it. Except as described in this Supplement, the information previously provided in the proxy statement continues to apply and should be considered in voting your shares.

This Supplement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

As set forth in the proxy statement and in accordance with certain rules of the Securities and Exchange Commission, we have made our proxy materials available over the Internet at www.proxyvote.com, rather than mailing a printed copy of our proxy materials to every stockholder. On June 16, 2017, we began mailing a Notice of Internet Availability of Proxy Materials to all stockholders entitled to vote, except stockholders who had already requested a printed copy of our proxy materials, to whom we mailed a printed copy of our proxy materials.

Retirement of Chairman and Chief Executive Officer; Change in Candidates Nominated by the Board for Election as Directors at the 2017 Annual Meeting of Stockholders

On July 10, 2017, we announced that Mark W. DeYoung resigned from his positions as Chairman of the Board and Chief Executive Officer of the Company, effective on July 11, 2017. Mr. DeYoung’s resignation did not result from any disagreement with the Company on any matter relating to its operations, policies or practices. The Board elected Michael Callahan, the Company’s Lead Independent Director, to serve as Interim Chairman and Chief Executive Officer effective July 11, 2017. Following Mr. DeYoung’s resignation, the Board reduced the size of the Board from seven members to six.

Mr. Callahan will not serve as Lead Independent Director or as a member of the Audit Committee or the Management Development and Compensation Committee of the Board during his service as Interim Chairman and Chief Executive Officer.  The Board temporarily does not have a Lead Independent Director as the Board believes that with Mr. Callahan in the interim roles, the concerns generally raised related to a director serving in the combined CEO and Chairman roles are not present with an interim Chairman/CEO in this scenario. As Mr. Callahan will not be acting as Lead Independent Director at the executive sessions of the Board, the presiding director at the executive sessions will be determined by the independent non-management directors of the Board at the time of each executive session.

As a result of his resignation, Mr. DeYoung will not serve as a director of the Company, and his nomination to stand for election as a Class III director at the Annual Meeting has been withdrawn. In order to make the number of directors in each class as equal as possible following Mr. DeYoung’s resignation, the Board has determined to nominate Gary L. McArthur, currently a Class I director with a term expiring at the annual meeting of stockholders in 2018, as a Class III director, to stand for election at the Annual Meeting as a substitute nominee for Mr. DeYoung.

As set forth in the proxy statement, if any nominee for director becomes unavailable for election at the Annual Meeting, shares represented by proxy will be voted for any substitute designated by the Board. Accordingly, any shares voted for the election of Mr. DeYoung will instead be voted for Mr. McArthur, subject to Mr. McArthur remaining available to serve as of the Annual Meeting. Mr. McArthur has consented to being a nominee for director at the Annual Meeting.

If elected, Mr. McArthur will serve as a Class III director and will hold office until the 2020 annual meeting of stockholders and until his successor has been elected and has qualified or his service ends earlier through death, resignation, retirement or removal from office. If Mr. McArthur is not elected, he will continue to serve as a Class I director with a term expiring at the annual meeting of stockholders in 2018. Mark Gottfredson will continue to stand for election as a Class III director at the Annual Meeting.

Biographical and share ownership information for Mr. McArthur is set forth in the proxy statement.

Although we do not know of any reason why Mr. McArthur or Mr. Gottfredson might become unable to serve or for good cause will not serve as a director, if that should happen, the Board may recommend a substitute nominee. As set forth in the proxy statement, shares represented by proxies will be voted for any substitute designated by the Board.

In connection with Mr. DeYoung’s retirement, the Company has entered into a Waiver and General Release Agreement with Mr. DeYoung (the “Agreement”). In exchange for his waiver of claims against the Company, the Agreement provides Mr. DeYoung a lump-sum cash payment in an amount equal to his current base salary ($1,081,500); a pro-rata portion of his annual bonus (based on the Company’s actual performance for the entire fiscal year); accelerated vesting of his outstanding time-based restricted stock, restricted stock unit and stock option awards that would have vested had he remained employed by the Company for 12 months following his Retirement Date; a pro rata portion of his performance-based long-term incentive awards that would have vested on the next vesting date based on actual performance; company-paid COBRA premiums under Vista Outdoor’s health and welfare plans until 18 months following the Retirement Date; and the ability for Mr. DeYoung to participate in the Company’s Employee Purchase Program as if he remained an employee of the Company. The Employee Purchase Program allows all employees of the Company to purchase Company products at a discount.

Voting; Revocability of Proxies

The Board of Directors recommends a vote FOR the election of Mr. McArthur and Mr. Gottfredson as directors. If you have already voted your shares and do not wish to change your vote, no further action is necessary. You do not need to submit a new proxy card or vote again unless you wish to change your vote.

Proxy voting instructions already returned by shareholders will remain valid and will be voted at the Annual Meeting unless revoked. Shares represented by all validly executed proxy voting forms or votes cast over the Internet, by telephone, or by mail at any time (either prior to or after the date hereof) before the Annual Meeting will be voted for the directors nominated by the Board as instructed, except that all votes for or against the election of Mr. DeYoung will be cast instead, respectively, for or against the election of Mr. McArthur, as substitute nominee.

If you have not voted your shares, please vote as soon as possible. You can vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or, if you requested to receive printed proxy materials, you can also vote by mail or telephone as instructed on the proxy card.

If you have already voted your shares and you wish to change your vote on any matter, you can change your vote or revoke your proxy before the vote is taken at the Annual Meeting. Please refer to the information under the question heading “Can I change my vote?” in the proxy statement for additional information.

Thank you for your continued investment in Vista Outdoor Inc.

By Order of the Board of Directors,

Michael Callahan
Interim Chairman and Chief Executive Officer

Scott D. Chaplin
Corporate Secretary